Exhibit 99

ZBB Energy Corporation Receives Notice from NYSE MKT

Company Announces 1-for-5 Reverse Stock Split Effective October 31, 2013

MILWAUKEE, WI – (Marketwire – Oct. 18, 2013) – ZBB Energy Corporation (NYSE MKT: ZBB), a leading developer of intelligent, renewable energy power platforms and hybrid vehicle control systems, today announced that on October 14, 2013, the Company received a letter from the NYSE MKT (the “Exchange”) informing the Company that it is not in compliance with the Exchange’s continued listing standards contained in Sections 1003(a)(ii), 1003(a)(iii) and 1003(a)(iv) of the NYSE MKT Company Guide.

Receipt of the letter does not have any immediate effect upon the listing of the Company’s common stock.  Under applicable Exchange rules and before November 14, 2013, ZBB intends to submit a plan advising the Exchange staff of action the Company has taken, or will take, that would bring it into compliance with the Exchange’s requirements.

The Exchange also notified ZBB that if the Company does not address the low selling price of its common stock, either through a reverse stock split or other action, within a reasonable amount of time after October 14, 2013, then ZBB will become subject to additional procedures and requirements under the Exchange’s Company Guide. Accordingly, the Company intends to effect a one-for-five reverse stock split on October 31, 2013 to address the low selling price of its common stock.  As previously reported, at the 2012 Annual Meeting of Shareholders, the Company’s shareholders approved a proposal that gave the Board of Directors the authority to effect a reverse stock split in its discretion.

On October 31, 2013, every five outstanding shares of Common Stock will become one share of Common Stock.  No fractional shares will be issued in connection with the reverse split. A shareholder who would otherwise be entitled to receive a fractional share of Common Stock will receive a cash payment equal to the closing sales price of the ZBB’s Common Stock on October 31, 2013 as reported on NYSE MKT times the amount of the fractional share.

Additional details regarding the letter are available in a Form 8-K form filed with the Securities and Exchange Commission today.

About ZBB Energy Corporation

ZBB Energy Corporation (NYSE MKT: ZBB) designs, develops, and manufactures advanced energy storage, power electronic systems, and engineered custom and semi-custom products targeted at the growing global need for distributed renewable energy, energy efficiency, power quality, and grid modernization. ZBB and its power electronics subsidiary, Tier Electronics, LLC, have developed a portfolio of integrated power management platforms that combine advanced power and energy controls plus energy storage to optimize renewable energy sources and conventional power inputs whether connected to the grid or not. Tier Electronics participates in the energy efficiency markets through their hybrid vehicle control systems, and power quality markets with their line of regulation solutions. Together, these platforms solve a wide range of electrical system challenges in global markets for utility, governmental, commercial, industrial and residential end customers. Founded in 1986, ZBB's platforms ensure optimal efficiencies today, while offering the flexibility to adapt and scale to future requirements. ZBB's corporate offices, engineering and development, and production facilities are located in Menomonee Falls, WI, USA with a research facility also located in Perth, Western Australia. ZBB has a joint venture with Meineng Energy, a provider of leading-edge energy storage systems and solutions to the greater China market. For more information, visit: www.zbbenergy.com.

Safe Harbor Statement

Certain statements made in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "estimate," "anticipate" or other comparable terms. Forward-looking statements in this press release may address the following subjects among others: statements regarding the sufficiency of our capital resources, expected operating losses, expected revenues, expected expenses and our expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Investor Relations Contact:

David Mossberg
Three Part Advisors, LLC
817-310-0051